As Filed With the Securities and Exchange Commission on July 15, 2013

                                                     Registration No. 333-187049
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM S-1/A

                                 AMENDMENT NO. 3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               TICKET TO SEE, INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                      7999
            (Primary Standard Industrial Classification Code Number)

                                   32-0379665
                        (IRS Employer Identification No.)

                          2620 Regatta Drive, Suite 102
                               Las Vegas, NV 89128
                            Telephone 1-888-970-9463
   (Address and telephone number of registrant's principal executive offices)

                                   Copies to:
                             Chiang Law Office, P.C.
                       1700 North First Street, Suite 343
                               San Jose, CA 95112
                     Phone (415) 895-0688 Fax (415) 882-7239
            (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer [ ]                        Accelerated Filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a Smaller reporting company)

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each                          Proposed       Proposed
  Class of                             Maximum         Maximum
 Securities                            Offering       Aggregate       Amount of
   to be           Amount to be       Price Per       Offering      Registration
 Registered         Registered         Share (1)        Price          Fee (2)
--------------------------------------------------------------------------------
Common Stock
   Shares           2,000,000           $0.01          $20,000         $2.73
================================================================================
(1) This is an initial offering and no current trading market exists for our common stock. The offering price was arbitrarily determined by Ticket To See Inc.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the "Securities Act").

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.
================================================================================

                               TICKET TO SEE INC.

                                   PROSPECTUS
                                2,000,000 SHARES
                         COMMON STOCK AT $.01 PER SHARE

This is the initial offering of common stock of Ticket To See Inc. and no public market currently exists for the securities being offered. We are offering for sale a total of 2,000,000 shares of common stock at a price of $.01 per share. The offering is being conducted on a self-underwritten, all-or-none basis, which means our officer and director will attempt to sell the shares. This Prospectus will permit our officer and director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. He will sell the shares and intends to offer them to friends, relatives, acquaintances and business associates. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. We intend to open a standard, non-interest bearing, bank checking account to be used only for the deposit of funds received from the sale of the shares in this offering. If all the shares are not sold and the total offering amount is not deposited by the expiration date of the offering, the funds will be promptly returned to the investors, without interest or deduction; however there is no assurance we will be able to return the funds as we are not holding the money in a trust or similar account and a creditor may be able to execute a judgment against the funds. The shares will be offered at a price of $.01 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of director for an additional 90 days. The offering will end on __________, 2013 (date to be inserted in a subsequent amendment).

                 Offering Price                              Proceeds to Company
                   Per Share           Commissions             Before Expenses
                   ---------           -----------             ---------------
Common Stock          $0.01           Not Applicable               $20,000

Total                 $0.01           Not Applicable               $20,000

Ticket To See Inc. is a development stage company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent auditor has issued an audit opinion for Ticket To See Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups (JOBS) Act.

As of the date of this prospectus, our stock is presently not traded on any market or securities exchange and there is no assurance that a trading market for our securities will ever develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED "RISK FACTORS", BEGINNING ON PAGE 4, BEFORE BUYING ANY SHARES OF OUR COMMON STOCK.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED ___________, 2013

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

SUMMARY OF PROSPECTUS                                                        3
     General Information                                                     3
     The Offering                                                            3
RISK FACTORS                                                                 4
     Risks Associated with our Business                                      4
     Risks Associated with this Offering                                     8
USE OF PROCEEDS                                                             10
DETERMINATION OF OFFERING PRICE                                             11
DILUTION                                                                    11
PLAN OF DISTRIBUTION                                                        12
     Offering will be Sold by Our Officer and Director                      12
     Terms of the Offering                                                  13
     Deposit of Offering Proceeds                                           13
     Procedures and Requirements for Subscribing                            13
DESCRIPTION OF SECURITIES                                                   13
INTEREST OF NAMED EXPERTS AND COUNSEL                                       14
DESCRIPTION OF OUR BUSINESS                                                 14
     Executive Summary                                                      14
     Distribution Methods                                                   16
     Competitive Strengths and Strategy                                     21
     Sources and Availability of Raw Materials                              22
     Dependence on one or a few Major Customers                             23
     Patents, Trademarks, Franchises, Concessions, Royalty Agreements
      or Labor Contracts                                                    23
     Need for Government Approval for Proposed Products or Services         23
     Bankruptcy or Similar Proceedings                                      23
     Reorganization, Purchase or Sale of Assets                             23
     Effects of Existing or Probable Government Regulation                  23
     Research and Development Costs during the Last Two Years               23
     Costs and Effects of Compliance with Environmental Laws                23
     Employees and Employment Agreements                                    24
DESCRIPTION OF PROPERTY                                                     24
LEGAL PROCEEDINGS                                                           24
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                    24
REPORTS TO SECURITY HOLDERS                                                 25
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION                   25
DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON                    29
EXECUTIVE COMPENSATION                                                      31
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT              32
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                              33
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES
 ACT LIABILITIES                                                            33
AVAILABLE INFORMATION                                                       33
FINANCIAL STATEMENTS                                                        34
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
 FINANCIAL DISCLOSURE                                                       34

                               TICKET TO SEE INC.
                          2620 REGATTA DRIVE, SUITE 102
                               LAS VEGAS, NV 89128

                               PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, "WE," "US," "OUR," "THE COMPANY" AND "TICKET TO SEE" REFERS TO TICKET TO SEE INC. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

GENERAL INFORMATION ABOUT OUR COMPANY

Ticket To See Inc. was incorporated in the State of Nevada on June 6, 2012. We are a development stage company with a mission to make the buying and selling of advance event tickets easier, more accessible, and cost-effective for clients (venues / artists / promoters) and consumers. We plan to accomplish our mission by providing an online, print-your-own ticketing platform for ticketed events of all kinds, including special events, attractions, and shows / exhibits. Management believes that when consumers utilize our system they will have the ability to easily, reliably, and cost-effectively purchase and print their own tickets using any Internet-connected computer. Tickets will be printed instantly on their home or office printer. When ticket holders arrive at the venue, the unique barcode on the ticket is verified with a scanner. Our business plan is based in part on our ability to negotiate agreements with promoters of special events, attractions, and shows / exhibits. We currently have no agreements and do not anticipate entering into any such agreements until we complete this offering. We intend to use the net proceeds from this offering to develop our business operations. (See "Business of the Company" and "Use of Proceeds".) We are a development stage company with no revenues or operating history. Our address is 2620 Regatta Drive, Suite 102, Las Vegas, NV 89128. The telephone number is 888-970-9463. While our address is in Nevada, our sole officer and director currently operates our business from Ireland without an office and through the use of phone and email.

We received our initial funding of $22,000 through the sale of common stock to Aidan Buckley, an officer and director who purchased 5,500,000 shares of our common stock at $0.004 per share on October 5, 2012. Our financial statements from inception (June 6, 2012) through March 31, 2013 report no revenues and a net loss of $9,861. Management estimates our cash balance will allow the company to operate for another 10 months at the current burn rate of $1,500 per month. Our plan of operation as outlined later in this prospectus will be funded by the $20,000 raised through this offering, if we are successful in completing the offering. Our independent auditor has issued an audit opinion for Ticket To See which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

At the present time, we are classified as a "shell company" under Rule 405 of the Securities Act Rule 12b-2 of the Exchange Act. As such, all restricted securities presently held by the affiliates of our company may not be resold in reliance on Rule 144 until: (1) we file Form 10 information with the SEC when we cease to be a "shell company"; (2) we have filed all reports as required by
Section 13 and 15(d) of the Securities Act for twelve consecutive months; and
(3) one year has elapsed from the time we file the current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company.

THE OFFERING

The Issuer:                   Ticket To See Inc.
Securities Being Offered:     2,000,000 shares of common stock.
Price per Share:              $0.01

Offering Period:              The shares are offered for a period not to exceed
                              180 days, unless extended by our board of
                              directors for an additional 90 days.
Net Proceeds:                 $20,000
Securities Issued
and Outstanding:              5,500,000 shares of common stock were issued and
                              outstanding as of the date of this prospectus.
Registration Costs:           We estimate our total offering registration costs
                              to be $6,400.
Risk Factors:                 See "Risk Factors" and the other information in
                              this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups (JOBS) Act. We shall continue to be deemed an emerging growth company until the earliest of: (A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D) the date on which such issuer is deemed to be a `large accelerated filer', as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.'.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

                       RISKS ASSOCIATED WITH OUR BUSINESS

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE A LIMITED OPERATING HISTORY. AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLAN.

Ticket To See was incorporated on June 6, 2012 and we have not yet commenced our business operations. Until we are actually in the marketplace for a demonstrable period of time, it is impossible to determine if our business strategy will be viable or successful. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

BECAUSE OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION, THERE IS A SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our auditors have issued a going concern opinion because of the Company's losses, limited working capital and the absence of any current revenue-generating operations. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your entire investment.

OUR LIMITED OPERATING HISTORY MAKES IT DIFFICULT TO EVALUATE OUR FUTURE PROSPECTS AND RESULTS OF OPERATION.

We recently commenced operations and have a limited operating history. Accordingly, you should consider our future prospects in light of the risks and uncertainties experienced by development stage companies in evolving industries. Some of these risks and uncertainties relate to our ability to:

     1.   Establish and maintain our market position;
     2.   Respond to competitive market conditions;
     3.   Increase awareness of our brand;
     4.   Respond to changes in our regulatory environment;
     5.   Maintain effective control of our costs and expenses;
     6.   Raise sufficient capital to sustain and expand our business; and
     7.   Attract, retain and motivate qualified personnel.

If we are unsuccessful in addressing any of these risks and uncertainties, our business may be materially and adversely affected.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

We have not yet implemented our business plan or offered our services. Therefore, we have not yet generated any revenues from operations. In order for us to continue with our plans and open our business, we must raise our initial capital to do so through this Offering. The timing of the completion needed to commence operations and generate revenues is contingent on the success of this Offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

OUR BUSINESS WILL BE DEPENDENT ON OUR ABILITY TO SECURE AGREEMENTS WITH PROMOTERS AND VENUES TO PROVIDE TICKETS TO CONSUMERS. IF WE ARE UNABLE TO SECURE SUCH AGREEMENTS OUR BUSINESS WILL BE ADVERSELY AFFECTED.

If we are unable to secure agreements with the promoters or venues, we may not be able to execute our business plan. We have no agreements of any kind at this time. If we are unable to secure and retain these agreements our business, financial condition and/or results of operations could be materially and adversely affected. We also cannot provide assurances that if we are able to establish such agreements that we will be able to maintain these agreements, on acceptable terms, if at all, and the failure to do so could have a material adverse effect on its business, financial condition and results of operations.

Another important component of our success will be the ability to establish and maintain relationships with service providers, including providers of credit card processing, internet services, as well as advertisers, among other parties. Any inability to establish these relationships or adverse changes in these relationships, including the inability of these parties to fulfill their obligations to us for any reason, could adversely affect our business.

OUR SUCCESS DEPENDS, IN SIGNIFICANT PART, ON ENTERTAINMENT, SPORTING AND LEISURE EVENTS AND ANY FACTORS THAT MAY HAVE AN ADVERSE AFFECT ON SUCH EVENTS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR PROPOSED BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Our plan is to sell tickets to live entertainment and leisure events at arenas, stadiums, theaters and other facilities. Accordingly, our business, financial condition and results of operations will be directly affected by the popularity, frequency and location of such events. Ticket sales are sensitive to fluctuations in the number and pricing of entertainment and leisure events and activities offered by promoters, facilities, and adverse trends in the entertainment and leisure event industries could adversely affect our business. In addition, general economic conditions, consumer trends, work stoppages, natural disasters and terrorism could have a material adverse effect on our business. Entertainment-related expenditures are particularly sensitive to business and personal discretionary spending levels, which tend to decline during general economic downturns. A protracted global recession could have a significant negative impact on our business, financial condition and results of operations could be negatively impacted.

THE TICKETING INDUSTRY IS HIGHLY COMPETITIVE, WHICH COULD ADVERSELY AFFECT THE COMPANY'S FINANCIAL PERFORMANCE.

The ticketing industry is highly competitive. We will face significant competition from established national, regional and local primary ticketing service providers as well as self-ticketing systems through facility box offices and season, subscription or group sales. We will also face competition in the resale of tickets from online auction websites and resale marketplaces and from other ticket resellers with online distribution capabilities. There can be no assurance that if we are able to establish our business that will be able to compete successfully in the future with existing or potential competitors or that competition will not have an adverse effect on its business and financial condition.

WE MAY NOT BE ABLE TO ADAPT OUR BUSINESS QUICKLY ENOUGH TO CHANGING CUSTOMER REQUIREMENTS AND INDUSTRY STANDARDS.

The e-commerce industry is characterized by evolving industry standards, frequent new service and product introductions and enhancements and changing customer demands. We may not be able to adapt quickly enough and/or in a cost-effective manner to changes in industry standards and customer requirements and preferences, and any failure to do so could adversely affect our business. In addition, the continued widespread adoption of new Internet or telecommunications technologies and devices or other technological changes could require us to modify or adapt our respective services or infrastructures. We may be unable to devote financial resources to new technologies and systems in the future. Any failure on our part to modify or adapt those respective services or infrastructures in response to these trends could render our website and services obsolete, which could adversely affect our business.

ANY FAILURE TO COMPLY WITH EXISTING LAWS, RULES AND REGULATIONS AS WELL AS CHANGING LAWS, RULES AND REGULATIONS AND OTHER LEGAL UNCERTAINTIES, COULD ADVERSELY AFFECT OUR BUSINESS.

Our proposed business is to sell tickets and provide related services to consumers online. We will be subject to a wide variety of statutes, rules, regulations, policies and procedures in various jurisdictions in the United States, which are subject to change at any time. For example, those laws, rules and regulations applicable to providers of primary ticketing and ticket resale services, which in some cases regulate the amount of transaction and other fees that they may be charged in connection with primary ticketing sales and/or the ticket prices that may be charged in the case of ticket resale services. New legislation of this nature is introduced from time to time in various (and is pending in certain) jurisdictions in which we plan to sell tickets and provide services. Our failure to comply with these laws and regulations could result in fines and/or proceedings against us by governmental agencies and/or consumers, which if material, could adversely affect our business and results of operations. In addition, the promulgation of new laws, rules and regulations that restrict or otherwise unfavorably impact the ability or manner in which we may provide ticket services may require us to change certain aspects of our business to ensure compliance, which could decrease demand for services, reduce revenues, increase costs and/or subject us to additional liabilities.

FAILURE OF THIRD-PARTY SYSTEMS OR THIRD-PARTY SERVICE AND SOFTWARE PROVIDERS UPON WHICH WE RELY COULD ADVERSELY AFFECT OUR BUSINESS.

We will rely on certain third-party computer systems or third-party service and software providers, including data centers, technology platforms, back-office systems, Internet service providers and communications facilities. Any interruption in these third-party services, or deterioration in their performance or quality, could adversely affect our business. If our arrangement with any third party is terminated, we may not be able to find alternative systems or service providers on a timely basis or on commercially reasonable terms. This could have a material adverse effect on our business, financial condition, results of operations and cash flows. We cannot guarantee that our website will operate without interruption or error. We are bound only by a best efforts obligation as regards the operation and continuity of service. Although we are not be liable for the alteration or fraudulent access to data and/or accidental transmission through viruses or other harmful conduct in connection with the use of our website, disruption of our online service would adversely affect our business, financial conditions, results of operations and cash flows.

WE MAY NEED TO OBTAIN ADDITIONAL FINANCING IF WE FAIL TO GENERATE REVENUE IN THE ANTICIPATED TIMEFRAME. IF WE DO NOT OBTAIN SUCH FINANCING, WE MAY HAVE TO REDUCE OR CEASE OUR ACTIVITIES AND INVESTORS COULD LOSE THEIR ENTIRE INVESTMENT.

Our 12-month business plan will be funded by the $20,000 raised in this Offering. There is no assurance that we will operate profitably or generate positive cash flow in the future. We may require additional financing to sustain our business operations if we are not successful in receiving revenues at the levels we anticipate. We currently do not have any arrangements for further financing other than the Offering described in this prospectus, and we may not be able to obtain financing on commercially reasonable terms or terms that are acceptable to us when it is required. Because of the worldwide economic downturn or because of other reasons, we may not be able to raise any additional funds that we require on favorable terms, if any. The failure to obtain necessary financing, if needed, may impair our ability to continue in business.

YOU MAY SUFFER SIGNIFICANT DILUTION IF WE RAISE ADDITIONAL CAPITAL

If we raise additional capital, we expect it will be necessary for us to issue additional equity or convertible debt securities. If we issue equity or convertible debt securities, the price at which we offer such securities may not bear any relationship to our value, the net tangible book value per share may decrease, the percentage ownership of our current stockholders would be diluted, and any equity securities we issue in such offering or upon conversion of convertible debt securities issued in such offering, may have rights, preferences or privileges with respect to liquidation, dividends, redemption, voting and other matters that are senior to or more advantageous than our common stock.

IF WE OBTAIN DEBT FINANCING, WE WILL FACE RISKS ASSOCIATED WITH FINANCING OUR OPERATIONS.

If we obtain debt financing, we will be subject to the normal risks associated with debt financing, including the risk that our cash flow will be insufficient to meet required payments of principal and interest, and the risk that we will not be able to renew, repay, or refinance our debt when it matures or that the terms of any renewal or refinancing will not be as favorable as the existing terms of that debt. If we enter into secured lending facilities and are unable to pay our obligations to our secured lenders, they could proceed against any or all of the collateral securing our indebtedness to them.

OUR SUCCESS IS DEPENDENT ON A LIMITED NUMBER OF KEY EXECUTIVES.

The success of our business strategy and our ability to operate profitably depends on the continued employment of our senior management team. The loss of the services of one or more of these key executives could have a material adverse effect on our business, financial condition and/or results of operations. There can be no assurance that we will be able to retain our existing senior management, attract additional qualified executives or adequately fill new senior management positions or vacancies created by expansion or turnover. We do not have employment agreements with certain members of our senior management team and we do not maintain key-person life insurance policies on their lives. The loss of any of our senior management or key personnel could seriously harm our business.

MR. BUCKLEY, THE SOLE OFFICER AND DIRECTOR OF THE COMPANY, CURRENTLY DEVOTES APPROXIMATELY 8 HOURS PER WEEK TO COMPANY MATTERS. THE COMPANY'S NEEDS COULD EXCEED THE AMOUNT OF TIME OR LEVEL OF HE MAY HAVE AS HE CURRENTLY HAS ANOTHER FULLTIME JOB. THIS COULD RESULT IN A CONFLICT OF INTEREST AND HIS INABILITY TO PROPERLY MANAGE COMPANY AFFAIRS, RESULTING IN OUR REMAINING A START-UP COMPANY.

We have not formulated a plan to resolve any possible conflict of interest with Mr. Buckley's other business activities. In the event he is unable to fulfill any aspect of his duties to the Company or we are required to search for a replacement for Mr. Buckley we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of our business.

OUR MANAGEMENT HAS NO EXPERIENCE IN A PUBLIC COMPANY SETTING. HIS DECISIONS AND CHOICES MAY NOT TAKE INTO ACCOUNT STANDARD OPERATING PROCEDURES REQUIRED FOR A PUBLIC COMPANY. AS A RESULT, WE MAY HAVE TO SUSPEND OR CEASE ACTIVITIES WHICH WILL RESULT IN THE LOSS OF YOUR INVESTMENT.

Mr. Buckley, our sole officer and director, has no experience as the principal executive officer or principal financial officer of a public company. Consequently our activities, earnings and ultimate success could suffer irreparable harm due to management's lack of experience. As a result we may have to suspend or cease activities which will result in the loss of your investment.

WE ARE AN "EMERGING GROWTH COMPANY" UNDER THE JOBS ACT OF 2012, AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012 ("JOBS Act"), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We will remain an "emerging growth company" for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any December 31.

BECAUSE WE HAVE ELECTED TO USE THE EXTENDED TRANSITION PERIOD FOR COMPLYING WITH NEW OR REVISED ACCOUNTING STANDARDS FOR AN "EMERGING GROWTH COMPANY" OUR FINANCIAL STATEMENTS MAY NOT BE COMPARABLE TO COMPANIES THAT COMPLY WITH PUBLIC COMPANY EFFECTIVE DATES.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the Jumpstart Our Business (JOBS)Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.
 As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates. Consequently, our financial statements may not be comparable to companies that comply with public company effective dates. Because our financial statements may not be comparable to companies that comply with public company effective dates, investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our common stock.

                       RISKS ASSOCIATED WITH THIS OFFERING

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLIHES THE DEFINITION OF A "PENNY STOCK."

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE DEEMED AS A "SHELL COMPANY" UNDER THE RULE 12B-2 OF THE EXCHANGE ACT, SO RESALE OF OUR SHARES IS NOT PERMITTED UNDER RULE 144(I) UNTIL 12 MONTHS AFTER THE COMPANY IS NO LONGER CONSIDERED A SHELL COMPANY.

We are deemed as a shell company as defined by Rule 12b-2 of the Exchange Act. Rule 12b-2 of the Exchange Act defines a "shell company" as a registrant that has "nominal operations" and "assets consisting solely of cash and cash equivalents and nominal other assets." Our shell company status prevents investor to resell our shares under Rule 144(i) unless and until 12 months after we are no longer considered a shell company. We cannot predict that if and when we may no longer be considered as a shell company. Investors may be unable to liquidate their investment under Rule 144(i) for an indefinite long period of time.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-The-Counter Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet his filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Ticket To See and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL BE HOLDING ALL THE PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT UNTIL ALL SHARES ARE SOLD. BECAUSE THE SHARES ARE NOT HELD IN AN ESCROW OR TRUST ACCOUNT THERE IS A RISK YOUR MONEY WILL NOT BE RETURNED IF ALL THE SHARES ARE NOT SOLD.

All funds received from the sale of shares in this offering will be deposited into a standard bank checking account until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account. In the event all shares are not sold we have committed to promptly return all funds to the original purchasers. However since the funds will not be placed into an escrow, trust or other similar account, there can be no guarantee that any third party creditor who may obtain a judgment or lien against us would not satisfy the judgment or lien by executing on the bank account where the offering proceeds are being held, resulting in a loss of any investment you make in our securities.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our existing stockholder acquired his shares at a cost of $.004 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Upon completion of this offering the net tangible book value of the shares held by our existing stockholder (5,500,000 shares) will be increased by $.002 per share without any additional investment on his part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.01 (per share) to $0.005 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.005 per share, reflecting an immediate dilution of $.005.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the payment of the estimated $6,400 cost of this registration statement to be paid from existing cash on hand. If necessary, our directors have verbally agreed to loan the Company funds to complete the registration process. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. We estimate the annual costs and expenses for SEC reporting and compliance to be $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

AIDAN BUCKLEY, A DIRECTOR OF THE COMPANY, BENEFICIALLY OWNS 100% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK. AFTER THE COMPLETION OF THIS OFFERING HE WILL OWN 74% OF THE OUTSTANDING SHARES. IF HE CHOOSES TO SELL HIS SHARES IN THE FUTURE, IT MIGHT HAVE AN ADVERSE EFFECT ON THE PRICE OF OUR STOCK.

Due to the amount of Mr. Buckley's share ownership in our company, if he chooses to sell his shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution of the value of their stock. If he does sell any of his common stock, he will be subject to Rule 144 under the 1933 Securities Act which will restrict his ability to sell his shares.

AFTER COMPLETION OF THE OFFERING AIDAN BUCKLEY WILL CONTINUE TO EXERCISE SIGNIFICANT CONTROL OVER THE COMPANY DUE TO HIS PERCENTAGE OF OWNERSHIP OF OUR COMMON STOCK.

After the completion of this offering, Aidan Buckley, an executive officer and director, will own 74% of our common stock. He will have a significant influence in determining the outcome of all corporate transactions, including approval of significant corporate transactions, changes in control of the company or other corporate matters. He may make decisions without regard to the interests of minority shareholders.

                                 USE OF PROCEEDS

Assuming sale of all of the shares offered herein, of which there is no assurance, the net proceeds from this offering will be $20,000. The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the offering:

                                                     Planned Expenditures Over
               Category                                 the Next 12 Months
               --------                                 ------------------
     Website                                                  $ 3,500
     Merchant Accounts                                        $ 1,000
     Marketing                                                $ 9,500
     Legal and Accounting                                     $ 4,500
     Administrative                                           $ 1,500
                                                              -------
     TOTAL PROCEEDS TO COMPANY                                $20,000
                                                              =======


We will establish a separate bank account and all proceeds will be deposited into that account until the total amount of the offering is received and all shares are sold, at which time the funds will be released to us for use in our operations. In the event we do not sell all of the shares before the expiration date of the offering, all funds will be returned promptly to the subscribers, without interest or deduction. There is no assurance we will be able to return the funds as we are not holding the money in a trust or similar account and a creditor may be able to execute a judgment against the funds. We estimate our offering costs to be $6,400 which will be paid from our current cash on hand. We do not anticipate having a shortage of cash prior to the offering being completed, however; if necessary, our directors have verbally agreed to loan the Company funds to complete the registration process. The loan would be interest-free with no specific terms of repayment, but not payable from proceeds of the offering. We will require full funding from the offering to implement our complete business plan.

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately-held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders.

As of March 31, 2013, the net tangible book value of our shares was $12,139 or ($.002) per share, based upon 5,500,000 shares outstanding.

Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of $20,000, the net tangible book value of the 7,500,000 shares to be outstanding will be $32,139, or approximately $.004 per share. Accordingly, the net tangible book value of the shares held by our existing stockholder (5,500,000 shares) will be increased by $.002 per share without any additional investment on his part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.01 (per share) of $.006 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.004 per share, reflecting an immediate reduction in the $.01 price per share they paid for their shares. After completion of the offering, the existing shareholder will own 74% of the total number of shares then outstanding, for which he will have made an investment of $22,000 or $.004 per share. Upon completion of the offering, the purchasers of these shares offered hereby will own 26% of the total number of shares then outstanding, for which they will have made a cash investment of $20,000, or $.01 per share.

The following table illustrates the per share dilution to the new investors:

Public Offering Price Per Share                              $.01
Net Tangible Book Value Prior to this Offering               $.002
Net Tangible Book Value After Offering                       $.004
Immediate Dilution per Share to New Investors                $.006

The following table summarizes the number and percentages of shares purchased, the amount and percentage of consideration paid and the average price per share paid by our existing stockholder and by new investors in this offering:

                                        Total
                          Price       Number of      Percent of    Consideration
                        Per Share    Shares Held     Ownership         Paid
                        ---------    -----------     ---------         ----
Existing Shareholder      $.004       5,500,000         74%           $22,000
Investors in this
 Offering                 $.01        2,000,000         26%           $20,000

                              PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICER AND DIRECTOR

This is a self-underwritten offering. This prospectus permits our officer and/or director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. There are no plans or arrangement to enter into any contracts or agreements to sell the shares with a broker or dealer. Our officer and director, Aidan Buckley, will sell the shares and intends to offer them to friends, relatives, acquaintances and business associates. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Our officer and director will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

     a. Our officer/director was not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,
     b. Our officer/director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transaction in securities; and
     c. Our officer/director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and
     d. Our officer/director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a) (4)(iii).

Aidan Buckley will be offering the securities, may each be deemed to be an underwriter of this offering within the meaning of that term as defined in
Section 2(11) of the Securities Act of 1933, as amended. He intends to find purchasers by discussing this offering with past and present friends and business associates, as well as the friends and business associates of friends and business associates. A copy of this prospectus will be provided to any prospective investor.

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $.01 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and will continue for a period of 180 days (the "Expiration Date"), unless extended by our Board of Directors for an additional 90 days.

DEPOSIT OF OFFERING PROCEEDS

This is an "all or none" offering and, as such, we will not be able to spend any of the proceeds unless all the shares are sold and all proceeds are received. We intend to hold all funds collected from subscriptions in a separate bank account until the total amount of $20,000 has been received. At that time, the funds will be transferred to our business account for use in implementation of our business plan. In the event the offering is not sold out prior to the Expiration Date, all money will be promptly returned to the investors, without interest or deduction. We determined the use of the standard bank account was the most efficient use of our current limited funds. There is no assurance we will be able to return the funds as we are not holding the money in a trust or similar account and a creditor may be able to execute a judgment against the funds. Please see the "Risk Factors" section to read the related risk to you as a purchaser of any shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe to any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or bank money order made payable to Ticket To See Inc. Subscriptions, once received by the Company, are irrevocable.

                           DESCRIPTION OF SECURITIES

COMMON STOCK

Our Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, $0.001 par value per share. The holders of our common stock:

     * have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
     * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
     * do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
     * are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. A current officer and director owns 100% of our outstanding shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

REPORTS

We are not required to furnish you with an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act upon effectiveness of the registration statement. The reports will be filed electronically. The reports we will be required to file are on forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

RULE 144 - SHELL COMPANY STATUS

All of the presently outstanding shares of our common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. In addition, at the present time, the Company is classified as a "shell company" under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founder of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a "shell company"; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Pursuant to Rule 144, one year must elapse from the time a "shell company", as defined in Rule 405, ceases to be a "shell company" and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the "Exchange Act"). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at any time previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, we are classified as a "shell company" under Rule 405 of the Securities Act Rule 12b-2 of the Exchange Act. As such, all restricted securities presently held by the affiliates of our company may not be resold in reliance on Rule 144 until: (1) we file Form 10 information with the SEC when we cease to be a "shell company"; (2) we have filed all reports as required by
Section 13 and 15(d) of the Securities Act for twelve consecutive months; and
(3) one year has elapsed from the time we file the current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

The Chiang Law Office, P.C. has passed upon the validity of the shares being offered.

Paritz & Company, P.A., 15 Warren Street, Suite 25, Hackensack, NJ 07601, an independent certified public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in the audit report. Paritz & Company, P.A. has presented their report with respect to our audited financial statements and it is included in reliance upon their authority as experts in accounting and auditing.

                           DESCRIPTION OF OUR BUSINESS

EXECUTIVE SUMMARY

Ticket To See Inc. ("TICKET TO SEE" or the "COMPANY") is a development stage company with a mission to make the buying and selling of advance event tickets easier, more accessible, and cost-effective for clients (venues / artists / promoters) and consumers. Ticket To See was incorporated in Nevada on June 6, 2012. At that time Aidan Buckley was appointed CEO, President, Secretary, CFO, Treasurer and Director. The Board voted to seek capital and begin development of our business plan. We received our initial funding of $22,000 through the sale of common stock to Aidan Buckley who purchased 5,500,000 shares of our Common Stock at $0.004 per share on October 5, 2012.

PRINCIPAL PRODUCTS OR SERVICES AND THEIR MARKETS

Ticket To See is in its development stage. We will require the funds from this offering to implement our business plans. The following discussion should be read with the knowledge that our services are anticipatory and there is no guarantee that our plans will ever come to fruition.

Ticket To See plans to accomplish its mission by providing an online, print-your-own ticketing platform for ticketed events of all kinds, including special events, attractions, and shows / exhibits. Consumers will have the ability to easily, reliably, and cost-effectively purchase and print their own tickets using any Internet-connected computer. Tickets will be printed instantly on their home or office printer. When ticket holders arrive at the venue, the unique barcode on the ticket is verified with a scanner. Additional details of the Ticket To See solution are given in "The Ticket To See System").

The following chart represents what Management believes to be the anticipated advantages of our planned system both as a stand-alone and in competition with other software offering of our competitors:

        Anticipated Advantages of Ticket To See Online Ticketing Platform


             Buyers                                         Sellers
             ------                                         -------
*    Convenience-time, avoid box             *    Opportunity to increase
     office lineup.                               attendance and sales.

*    Access to discounts and                 *    Increased revenue from cross
     special promotions                           marketing and advertising.

*    Entertainment                           Lower costs.

                                             *    Efficient marketing and
                                                  distribution costs.

                                             *    Ability to maximize prices.

                                             *    Access to customer data.

As is the industry standard, Ticket To See will earn revenues from "convenience charges". Whereas the "traditional" online services (i.e. ticketmaster, tickets.com, ticketweb.com, etc.) offer a full suite of integrated box office services and have significant up front implementation costs and charge high fees to consumers, Ticket To See will focus on providing simple online ticket sales service that have little if any implementation costs associated with them, are very easy to use, and have a low fee structure stemming from its fully automated, online structure, meaning the backend system structure will be fully automated allowing users can find events, select tickets, pay for tickets and print in one sitting with no waiting.


Traditional on line services charge anywhere from 20-40% for what is called "order processing fees" and if you do not wish to have your tickets expedited to you, you are charged a printing fee, or "convenience charge." Tickets To See plans to develop an automated ticket selecting system and print-your-own ticketing platform which will be fees from 2-10% eliminating the large fees the traditional services impose.

The principal competitive advantages of Ticket To See and its value proposition relates to ease of implementation and use as well as cost-effectiveness. Management believes that these set of features, taken together, will appeal to a broad range and number of potential clients that: (1) do not currently have an online ticketing ability (i.e. due to cost or unavailability), (2) find that they do not require a full feature set, or (3) are now paying higher fees than they would like.


After investigating the market, primarily via phone calls and networking with private individuals in the industry and online research (http://www.prweb.com/ releases/2012/1/prweb9148632.htm), management has concluded that: (1) ecommerce continues to gain ground in the marketplace and its share of total retail sales continues to increase, (2) online ticketing also continues to gain ground and is now a multi-billion dollar business, (3) dissatisfaction with the high fees of established providers, and (4) the growing online market, combined with non-traditional customer service, constantly changing demographically selected audiences creates opportunities for those that focus on offering highly targeted products and services, matching buyers and sellers instantly and efficiently - and creating more value to consumers. Ticket To See has designed its service offering with these factors in mind - a focus on value in an underserved, overpriced market.

In the beginning, because we are in development stage, we believe we will be able to operate with an advantage over our competition because we will be operating on a much smaller scale than our competitors we plan to work more closely with our clients and respond to user needs much faster, more efficiently and with better care than our much larger competitors. As we grow we plan to keep this same approach, however there is no guarantee we will be successful in doing so.


After funding, Ticket To See plans to implement a range of marketing programs to reach both targeted clients and consumers, including: o Website development.

     *    Website development.
     * Developing lists of potential clients, critical marketing materials, and direct marketing strategies.
     *    Development of search strategies.
     *    Forming relationships with ticket brokers.
     * Pursuing co-marketing arrangements, cross linking programs, test marketing of affiliate programs, and exploring placing the site on online shopping directories.
     *    Pursuing public relations activities.

As the Ticket To See site becomes established, additional revenue streams may be created in addition to convenience fees, including advertising, fees for premium placement, and commissions from related / ancillary products and services provided by others.

Management will commence development work on the website, marketing activities, and other business operations as financing becomes available, expected to be in mid to late 2013.

Since the inception of the Ticket To See, Management has worked toward the creation and implementation of its business strategy, including:

     * Sourcing an appropriate company with which to operate the Ticket To See business.
     *    Reserving the domain name www.Ticket To See.com.
     *    Held discussions with one or more proven website development firms.
     * Conducted extensive research into the business of Ticket To See and written the Ticket To See business plan.
     *    Developed a company logo and promotional products.

Following receipt of funding, Ticket To See will commence operations in a phased manner, including:


PHASE I. Design and construction of the website, establishing merchant relationships with Paypal and credit card companies, along with developing lists of potential customers, and detailing specific marketing tools and plans. The budget for phase one is estimated at $12,000.

PHASE II. Devoted to instituting an aggressive marketing effort, as described. Ticket To See President, Aidan Buckley, will spearhead this effort. Expenses related to phase two are estimated at $4,300.

PHASE III. Dependent on the success of phase II (i.e. revenue being produced), this may involve hiring one or more additional staff to handle increased demands, site monitoring, data entry, and customer support. Depending on availability of funds and the opportunities perceived as being available to Ticket To See, the Company may hire additional marketing personnel to access additional sales and distribution channels. Management believes that market dynamics are highly favorable for the success of the Ticket To See concept. Expenses related to phase two are estimated at $3,700.


The plan to find venues/artists/promoters is by networking with professionals in the industry, online and verbal word of mouth, and marketing. Critical marketing materials will be designed by a professional specialist for online based marketing. These materials will range from, xocial media, SEO searches, online banner ads, advertisements on search engines and various music, sporting, concert websites that allow advertising. Direct marketing strategies will be selected on per campaign geared toward specific age groups, sex, interests of the audience.

Mr. Buckley does not have any direct contacts with clients but it is management's belief that he is capable of networking and developing new relationships as needed. Mr. Buckley believe his education in advance computer related training and work experience in supervising and managerial positions as well as his current role since 2009 at Foodequip Technology as Operational Marketing Manager will be an asset to his marketing efforts for Tickets to See.

DISTRIBUTION METHODS OF THE PRODUCTS OR SERVICES

The process for clients and consumers will be simple.

     1. Clients will have a website for their venue or upcoming event (Ticket To See can arrange for this if required).

     2. Ticket To See obtains a profile of the event(s), tour, venue or team and have live access to the client box office database.
     3. A link ("ticket info" or "ticketing" or "buy tickets" button) will be placed on the client website.
     4. Consumers logging on to the website will be redirected to the Ticket To See website containing ticketing information specific to the event (i.e. "buy tickets" button).
     5. The purchase will be completed using credit or debit card, or other services such as Paypal. Any special promotional codes can be entered for discounts. Various demographic information may be gathered at this time and entered into a database system for later use in any number of marketing campaigns (i.e. an opt in email program could be instituted
          - notify me of upcoming events and special offers, etc.).

     6. The client database will be updated and net funds remitted to the client account.
     7. Consumers will be emailed a confirmation email and shortly thereafter the bar coded ticket, which can then be printed at home or office and simply bring them to the event.

Given accelerating current market trends toward increasing use of sites dedicated to secondary tickets (re-sales), Management intends to incorporate this added functionality into its Internet offering following the launch of the initial website.


There is no software for clients to buy and install, no special hardware required and no updates to worry about. Every client will require either a long term, short term or one time based agreement. We will have a specifically created and negotiated agreement for each client. From the time Ticket To See enters into an agreement with a client until the time the system is fully functional and capable of selling tickets we will advise clients that until our system is operational we won't be able to proceed with the contract and payments for service will not be required until this day.


The venue will be able to manage the availability of individual seats and therefore remain in full control of their inventory at all times. Venues will be able to create seating plans and sell individual seats to customers based on a best-seat algorithm.

Clients will be able to change online allocations at will, adding or removing events or performances or tickets to or from sale. In addition, pricing can be changed for events over time too, allowing customers to manage demand in a price sensitive environment.

Ticket To See clients will have the capability to create reports based on information provided by the online system. Specific information desired by clients may be incorporated into any particular event or venue website.

Customers can be shown a dynamic image of the seating area showing them where their allocated seats are located, and will have an easy, reliable, lowest cost purchasing experience and will be in the hands of the purchaser instantly; reducing ticket lines and staffing needs as visitors arrive with their secure, bar-coded tickets for quick scanning and easy entry.

Should customers wish to transfer their tickets, they will be able to do so online.

It is envisioned that Ticket To See may also offer a PRIVATE LABEL system, operated by the venue / promoter. This will be delivered via an ASP MODEL, allowing venues or event promoters of any size to log in over the Internet and, using just a web browser, perform the full range of box-office operations - put events on sale, track progress and generate reports.

FOR THE CLIENT.

     *    No additional technical skills necessary.
     *    Custom-branded.
     *    Advertising space available.
     *    Merchandising opportunities.

     * Creates ability to sell additional tickets and reach more impulse buyers with the convenience and security offered with the system.
     * Maximize concessions planning and sales with 24X7 pre-event sales data (particularly for clients with no system currently).
     * Better security - today's paper tickets have tremendous risk of theft, loss, counterfeiting and are simply expensive to manufacture and distribute.
     * Overcomes problems associated with patrons have also been frustrated by an inability to purchase tickets because of busy telephones
     *    Pay less for preprinted tickets and ticket stock.
     *    Less staffing, minimal training, uncomplicated installation.
     *    Decrease ticket distribution costs (mailing, overnight, etc).
     *    Eliminate admission errors
     *    Lower event costs.
     *    Increases database possibilities.
     *    Ease of accessing reporting information.
     * Full integration with industry-standard scanners, turnstiles and access control devices.

FOR THE RETAIL CUSTOMER

     *    Lower costs.
     * Easy and convenient to purchase - buy and print tickets securely...anytime, anywhere...24 X 7.
     * No waiting on phone lines, the mail, overnight shipping, or in "will-call" lines at ticket windows
     * Lost tickets can simply be reprinted by the purchaser (no need to deal with box office).
     *    Secure, encrypted barcode

LOWER COST STRUCTURE PARAMOUNT

Ticket To See will provide a simple, easily implemented, powerful system - no call centers, kiosks, or extensive installations of "legacy" systems. There will be an emphasis on ease of implementation and operation, virtually no upfront capital costs - it will be a totally online, automated system that can be referenced, administered, and easily changed by the client - the intent is to capture the "real" value in the ticketing transaction at the lowest possible cost. Ticket To See believes that this will appeal to a number of prospective clients.

PRICING

The Ticket To See website will generate fees from "convenience" service charges, as is the industry standard. With the large national ticketing companies such as Ticketmaster charge anywhere from 10% - 20% of the ticket price as a convenience/service change, Ticket To See has a measure of flexibility with respect to pricing, and the Company will price its service fees below competitors levels. We anticipate this to be a material portion of our revenue.

Payment will be through Paypal, major credit cards, and debit card. We currently have no agreements in place with Paypal or major credit or debit card companies.

PRIVATE LABELED TICKETING will be priced based on the level of service required and the volume of tickets sold.

TARGET MARKETS

Management believes there is a large number of potential customers that may desire to use an online, print at home ticket system.

      Client Types - Venues                       Client Types - Event Related
      ---------------------                       ----------------------------
*    Live Music Concerts, Bars,           *    Artists
     Arenas, Amphitheaters
                                          *    Promoters
*    Stadiums
                                          *    Sports Teams (pro / amateur /
*    Theaters, Performance Halls,              youth).
     or Reserved Seating Events
                                          *    Symphonies & ballet companies
*    Amusement Parks, Waterparks,
     Attractions or Ski Areas             *    Arts councils

*    Air shows, Boat Shows, Car           *    Churches
     Shows
                                          *    Radio Station
*    Festivals, Fairs, Concerts,
     or Special Events

*    Radio Station Events

*    Rodeo venues

POTENTIAL FOR LOW COST VALUE-ADDED SERVICES

CUSTOMER RELATIONSHIP MANAGEMENT (CRM). Ticket To See will provide data that can be integrated into simple, standard customer relationship models to help build the client's business from the first time a customer visits online through the purchase process to planning and executing online marketing campaigns. These capabilities enable clients to build cost effective relationships with customers online. Ticket To See data can be used to develop every aspect of CRM, and to introduce the concept in a user-friendly format for both staff and customers alike. What is more, this tool set comes as an integral part of the system and when using it's in built email capabilities, is practically free to operate.

PROMOTIONS. Promotional campaigns can be created in Ticket To See and used in collaboration with marketing activities, either web-based or more traditional. A promotional code can be defined in Ticket To See and could be published in a newspaper or automatically contained within a URL and sent in an e-Marketing email message to previous customers.

MERCHANDISING. Merchandise may be sold through Ticket To See. The merchandise can be simple, such as a program for an event or complex such as an item of clothing. The merchandise can be added into a group of "Related Items" that will enable it to be promoted at the point of purchase when any of the other items in the same group are added to the shopping basket.

All emails include an automatic opt-out link. If the contact originates from Ticket To See, then this is applied automatically. If the contact came from an external list, then the opt-out request is returned to the vendor for action.

These programs would not expensive to implement.

STATUS OF ANY PUBLICLY ANNOUNCED NEW PRODUCT OR SERVICE

We currently have no active product or service publicly announced.

OVERVIEW OF THE ONLINE TICKETING INDUSTRY

Ticketing is an industry that has experienced very little innovation over many years, but is now evolving into a business that increasingly emphasizes improving the experience for the two most important parties involved in ticketing for any entertainment and sporting event - patrons and the providers of the entertainment.

According to IBISWorld Market Research (http://www.prweb.com/releases/2012/1/ prweb9148632.htm), the Online Event Ticket Sales industry has reacted to the ebb and flow of the US economy. Consumer sentiment and per capita disposable income levels have determined consumers' ability and willingness to attend events. When consumer confidence crashed in 2008, industry revenue declined 9.4%. Similarly, when personal disposable incomes fell in 2009 (for the first time since 1991), industry sales dropped 8.9%. According to IBISWorld industry analyst Nikoleta Panteva, these substantial drops have caused industry revenue to decline at an average annual rate of 2.5% over the five years to 2012. Nevertheless, the number of internet transactions has underpinned online ticket sales growth over the long term and will continue to drive the industry.

The growing popularity of the internet has boded well for the size and profitability of the Online Event Ticket Sales industry. Over the five years to 2012, IBISWorld estimates that 22 new ticketing websites entered the market, totaling 265 currently. While many of the existing participants are expanding their product and service offerings and extending their reach, new entrants are catering to niche audiences and clients. As the economy slowly rebounds and consumers start to loosen their purse strings over the five years to 2017, demand for event tickets purchased online will return as well. Spending power is expected to drive industry revenue and industry players are anticipated to increasingly add customization and personalization to their products and services, targeting fans' specific tastes and locations. IBISWorld forecasts that sales per website will increase as a result of these efforts.

COMPETITION, COMPETITIVE POSITION IN THE INDUSTRY AND METHODS OF COMPETITION

Management does not feel that there are any barriers to entry for the company into the industry, however; the market position of more experienced companies with greater financial resources may make it difficult for us to establish our business within the industry. Management feels because of our planned low service charges and fresh new approach to the industry, users and clients may opt to try something new.

     1. Integrated, venue management software systems such as TICKETMASTER.COM, TICKETS.COM, Arts Management Systems (artsman.com), and Front Gate Tickets (FRONTGATESOLUTIONS.COM) (there are several others). These can be complete Internet-based ticketing solutions including box office / seat tracking, telephone (call center) / Internet / kiosk ticket sales, mailing, printing, tracking of reports of lost or stolen tickets, subscriptions, web presence, marketing, database management, patron preference tracking, and detailed sales and financial reporting. These systems are national in scope and usually involve significant set up fees (i.e. up to $100,000) and can be relatively expensive to operate, and charge very significant fees to consumers (i.e. 20+ %).

     2.   There are a variety of other types of firms including:

          * companies that compete directly with these integrated companies by selling stand-alone automated ticketing systems to enable facilities to do their own ticketing (i.e. dedicated to private labeling - TICKETWEB.COM).
          * those that choose to self-distribute with or without the assistance of the numerous companies that support self-distribution.
          * regional and local ticketing service companies and entertainment organizations with various ticketing distribution capabilities.

     3. As an alternative to purchasing tickets through Ticketmaster, ticket purchasers generally may purchase tickets from the facility's box office at which an event will be held or by season, subscription or group sales directly from the venue or promoter of the event. As noted by Ticketmaster, "not all facilities, promoters and other potential clients use the services of an automated ticketing company, choosing instead to distribute their tickets through their own internal box offices or other distribution channels."

          There is increased competition to Ticketmaster and others from their own clients and aggregations of their clients, such as major league sports leagues, which increasingly have the capability to fulfill ticketing distribution and management functions through their own systems.

     4. Ticket brokers and ebay. As noted earlier, there is a very large secondary market for tickets. Ticket brokers typically purchase tickets from season ticket holders, conventional public sales, and from soliciting through advertising. In turn, they will resell to the public. A simple search for "tickets" or various events and venues will result in numerous sites for ticket brokers.

Ticket To See believes there is a market for its service, given that many organizations want to offer on-line ticketing but in the past have not found a service that was BOTH customer friendly (i.e. simple & effective) AND cost efficient. Management believes that Ticket To See will provide a combination of features and benefits that, taken together, will appeal to a variety of organizations that:

     *    Are unhappy with the costs associated with an existing solution,
     * Find that they do not require the full (and more costly) feature set provided by 3rd parties, and
     * Will appeal to a variety and number of organizations that do not currently have an online ticketing system (i.e. for cost and other reasons).


Ticket To See intends to institute a system that is the easy and simple at a competitive price point.


The underlying premise of Ticket To See is that there are a variety of opportunities in the marketplace for new entrants.

     * For those that would consider substituting a fully functional, leaner system that costs less (i.e. tired of expensive systems and wishing to bring the solution in house to inexpensive Windows operating environments).
     * New clients that do not have systems in place now (i.e. could not afford or need the full functionality of integrated systems but could benefit from an online ticketing system).

SOURCES AND AVAILABILITY OF RAW MATERIALS AND THE NAMES OF PRINCIPAL SUPPLIERS

In addition to providing a technology solution to clients of all types, Ticket To See plans to provide marketing assistance to clients to drive traffic to their website and increase ticket sales. This will be accomplished through implementing a range of marketing techniques, as follows:

     * First and foremost, Ticket To See will develop its internet web-site and develop extensive lists of potential clients, along with development of email and other direct marketing campaigns to prospective clients.
     * Instituting a wide range of state of the art "SEARCH" STRATEGIES (i.e. keyword-based advertising, now offered by many of the major search engines and Web directories). If "paid for" internet advertising is advisable, Ticket To See will work within the client's budget to optimize anticipated results.
     * Establishing RELATIONSHIPS WITH TICKET BROKERS - to sell tickets and access their own distribution networks.
     * Creating EMAIL LISTS AND PROMOTIONS ("permission marketing") on consumers to promote future events and venues (i.e. collecting demographic and other information that furthers the interests of both the consumer - news and discounts - as well as the client - more revenue).

     *    Establishing a series of BRANDED WEBSITES.
     * Pursuing a range of CO-MARKETING and other arrangements with aggregators of tickets that drive traffic in mutually beneficial ways.
     * Working within client budgets, Ticket To See intends to TEST MARKET AFFILIATE PROGRAMS (i.e. pay-for-sale or pay-per-click) with web sites that may generate significant business.
     * With our anticipated partner sites, Ticket To See intends to set up CROSS LINKS to increase traffic and enhance search engine positioning. We do not currently have any partner sites.
     * Depending on funding and cost, Ticket To See may explore placing its' site on one or more ONLINE SHOPPING DIRECTORIES. Most of the major search engines and Web directories have shopping areas on their Web sites that showcase selected merchants and that list hundreds of merchants by product category. It has been shown that many Internet users use one of these shopping directories when looking for online merchants to buy from, and that it can be a good way to obtain exposure for a particular online store.
     * Pursuing a variety of PUBLIC RELATIONS activities, including media articles.

Depending on funding, Ticket To See may engage a recognized e-business architect to assist us further with these efforts.

To date, Ticket To See has reserved its domain name, which is well suited as a part of our branding strategy.

Ticket To See will closely monitor activity on the Web site using a variety of techniques to improve the site.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We do not currently have any customers. However; we feel that, because of the potential wide base of customers, there will be no problem with dependence on one or few major customers if we are able to implement our business plan.

PATENTS, TRADEMARKS, LICENSES, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS OR LABOR CONTRACTS

The Company presently has no patents pertaining to the Ticket To See system. Although the Company may in the future file for patent protection on products developed or to be developed by it, there can be no assurance that any patents will be issued or, if issued, that such patents will provide the Company with meaningful protection. Further, the technology used by the Company in the future is likely to be within the state-of-the-art and may not be more advanced than the technology used by or available to certain of its potential competitors. The Company may be unable to prevent its competitors and others from incorporating features of the Company's products and services into their own offerings. Any litigation or adverse proceeding resulting from patent or trademark infringement could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

NEED FOR ANY GOVERNMENT APPROVAL OF PRINCIPAL PRODUCTS OR SERVICES

The Company will be subject to numerous state and local licensing laws and laws that require the disclosure of specified information to ticket purchasers, however the Company is not aware of any government approval required for our principal products or services.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATION, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

EFFECT OF EXISTING OR PROBABLE GOVERNMENTAL REGULATIONS ON THE BUSINESS

The Company will be subject to numerous state and local licensing laws and laws that require the disclosure of specified information to ticket purchasers.

In addition, increasing concern over consumer privacy has led to the introduction from time to time of proposed legislation which could impact the direct marketing and market research industries. The Company does not know when or whether any such proposed legislation may pass or whether any such legislation would relate to the types of services currently provided by the Company or which the Company intends to develop. Accordingly, the Company cannot predict the effect, if any, that any such future regulation may have on its business.

RESEARCH AND DEVELOPMENT ACTIVITIES DURING THE LAST TWO YEARS

We have not expended funds for research and development costs since inception.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

We do not anticipate any costs or effects of compliance with environmental laws.

NUMBER OF TOTAL EMPLOYEES AND NUMBER OF FULL TIME EMPLOYEES


We currently have one employee, our executive officer, Aidan Buckley. He devotes approximately 15% of his time, or 8 hours per week, to our business and currently is responsible for our general strategy, fund raising and customer relations. Once the offering is complete we will hire additional staff if we generate enough revenue to support the expense. The number of additional staff will depend upon our growth.


                             DESCRIPTION OF PROPERTY

We do not currently own any property. The mailing address of the executive offices of Ticket To See is 2620 Regatta Drive, Suite 102, Las Vegas, NV 89128. This is a virtual office and our registered agent's office in Nevada. This is temporally until we are able to raise funding for a full time office space. We pay $150 a year for the office. We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the Company.

                                LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the FINRA system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act of 1934. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act of 1934. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

     - contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;
     - contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;
     - contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;
     - contains a toll-free telephone number for inquiries on disciplinary actions;
     - defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     - contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     -    the bid and offer quotations for the penny stock;
     - the compensation of the broker-dealer and its salesperson in the transaction;
     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our CEO, who will offer and sell the shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes an officer and director, sales agent, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

                           REPORTS TO SECURITY HOLDERS

Upon effectiveness of the registration statement, of which this prospectus is a part, will be subject to certain reporting requirements by the U.S. Securities and Exchange Commission (SEC) and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We have generated no revenue since inception and have incurred $9,861 in expenses through March 31, 2013. The following table provides selected financial data about our company for the period from the date of incorporation through March 31, 2013 and our yearend of 12/31/12. For detailed financial information, see the financial statements included in this prospectus.

             Balance Sheet Data:          3/31/2013       12/31/2012
             -------------------          ---------       ----------
             Cash                          $15,482          $22,052
             Total assets                  $15,482          $22,052
             Total liabilities             $ 3,343          $ 5,099
             Shareholders' equity          $12,139          $16,953

Other than the shares offered by this prospectus, no other source of capital has been identified or sought. If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our CEO has verbally agreed to advance the Company funds to complete the registration process.

GOING CONCERN

Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we begin selling the products we plan distribute. There is no assurance we will ever reach that point.

Our current cash balance is $15,482 with $3,343 in outstanding liabilities. We believe our cash balance along with loans from our CEO is sufficient to fund our limited levels of operations until we receive funding. If we experience a shortage of funds prior to funding we may utilize funds from our CEO, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees; however she has no formal commitment, arrangement or legal obligation to advance or loan funds to the Company. In order to achieve our business plan goals, we will need the funding from this offering. We are a development stage company and have generated no revenue to date. We have sold $22,000 in equity securities to pay for our minimum level of operations.

PLAN OF OPERATION


In order to successfully carry out all three phases, the company will require a total of $20,000, which is the amount to be raised in the offering. If we are successful in generating revenue at any stage of our business plan we may accelerate our timeframe, however there is no guarantee we will be successful in our efforts. Following receipt of funding from this offering, we plan to commence our business plan for the following 12 months in an organized, phased manner. The initial development phase will require 3 to 6 months. Upon the successful completion of the initial phase, the second phase of aggressive marketing will last for approximately 4 months.

Dependent on the successful completion of the second phase, phase three of expansion will approximately run between the 10th and 12th months. Below, the breakdown of the required funding for each phase is explained in more detail.

The INITIAL PHASE of this plan is expected to include:

     * Design and construction of the Ticket To See website. In order to have the most suitable website, we will utilize the services of a professional website design firm at the cost of $2500.
     * Establishing merchant relationships with Paypal and credit card companies, such as Visa and MasterCard will require the firm to pay various merchant account fees that will amount to $1000.


     * Developing extensive lists of prospective clients will require no additional costs as this task will be completed by management, at no charge to the company.


     * Developing detailed marketing techniques and plans that will appeal to targeted venues, promoters, and developing targeted marketing content to future clients is the most crucial task of the first phase and will require $6500.


The total budget for phase one, including legal and accounting costs of $1,500 and administrative expenses of $500 is approximately $12,000 and is expected to be completed within 3-6 months of funding.

The SECOND PHASE of the operating plan, during months 7 through 9, is expected to be devoted to instituting an aggressive marketing effort, as described earlier (see "Sales and Marketing"), to gain initial clientele and begin producing revenue. We expect our President, Aidan Buckley, will spearhead this effort by first using the direct approach and establishing a brand name with possible clients for using our platform. This will be done by cold calling, face to face networking, using free online social media and advertising outlets. The next stage of marketing is to have a online advertising campaign and social media campaign designed. Due to the nature of the costs involved and the fact that he will not be receiving a salary at this time, we expect expenses related to phase two to be approximately $4,300 which includes costs of $800 for website, $1,500 for marketing, $1,500 for legal and accounting and $500 for administrative expenses. However, should Ticket To See be successful in signing up clients, expenses relating to technical issues relating to integrating the ticketing back office of the client with the Ticket To See website will likely be incurred (i.e. less than 2 days per client - $400 per day). If material, Management anticipates raising additional capital to fund this integration.

If Ticket To See is successful in implementing its' business plan and begins to produce sales from the website, Management will institute PHASE THREE of the business plan, during months 10 through 12, which may involve hiring one or more additional staff to handle increased demands, site monitoring, data entry, and customer support. The costs for the use of proceeds for this timeframe are estimated at $3,700 which includes $200 for website, $1,500 for marketing, $1,500 for legal and accounting and $500 for administrative expenses The cost of an administrative employee will be $24,000 per year for each needed hire. Due to the web-based nature of the company, there is no need for a separate office at this time. All business operations will be carried out of the private residence of management at no added cost. There may be additional demands and on-going online and social media awareness placed on the company and website development and a consequent need to broaden the management team. Depending on availability of funds and the opportunities available to the Company, Ticket To See may also hire additional marketing personnel to access additional sales and distribution channels. This will be done by seeking new avenues to develop the brand and awareness, seeking a celebrity sponsor, growing our online advertising campaign, and outdoor billboard ads to drive traffic.


OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us on which to base an evaluation of our performance. We are a development stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in implementing our business plan, and possible cost overruns due to increases in the cost of services.

To become profitable and competitive, we must implement our business plan and generate revenue. We are seeking funding from this offering to provide the capital required to implement the business plan. We believe that the funds from this offering will allow us to operate for one year.

LIQUIDITY AND CAPITAL RESOURCES

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.

Management estimates our cash balance will allow the company to operate for another 10 months at the current burn rate of $1,500 per month. Our plan of operation as outlined in this prospectus will be funded by the $20,000 raised through this offering, if we are successful in completing the offering.

Our executive officer has verbally agreed to advance funds as needed for filing and professional fees until the offering is completed or failed. While he has agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law. If he does loan the company operating funds the terms of these loans are non-interest bearing with no specific terms of repayment other than they will not be repaid from the proceeds of the offering.

If the Company has customers or revenue during our initial 12-month period, the business plan may change or be accelerated. There can, however, be no assurance that the Company will have either customers or revenue.

We received our initial funding of $22,000 through the sale of common stock to Aidan Buckley, an officer and director, who purchased 5,500,000 shares of our common stock at $0.004 per share on October 5, 2012. From inception until the date of this filing we have had no operating activities. Our financial statements from inception (June 6, 2012) through March 31, 2013 report no revenues and net losses of $9,861.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

ASC 825, "Disclosures about Fair Value of Financial Instruments", requires disclosure of fair value information about financial instruments. ASC 820, "Fair Value Measurements" defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2012.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include accounts payable, advances payable, accrued liabilities and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value, or they are receivable or payable on demand.

BASIC AND DILUTED LOSS PER SHARE

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 "Earnings per Share", which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings
(loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

INCOME TAXES

We use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, "Income Taxes." Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity's financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

EXTENDED TRANSITION COMPLIANCE PERIOD UNDER THE JOBS ACT

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the Jumpstart Our Business (JOBS)Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates. Consequently, our financial statements may not be comparable to companies that comply with public company effective dates.

RECENT ACCOUNTING PRONOUNCEMENTS

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

            DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON

The name, age and title of our executive officer and director is as follows:

Name and Address of Executive
  Officer and/or Director               Age                Position
  -----------------------               ---                --------
Aidan Buckley                           38      Chairman and CEO, President,
2620 Regatta Drive, Suite 102                   Secretary, CFO, Treasurer and
Las Vegas, NV  89128                            Director

The person named above is the only promoter of Ticket To See, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933. The person named above has served in his positions from inception (June 6, 2012) until present.

TERM OF OFFICE

A Director is appointed to hold office until the next annual meeting of our stockholders or until a successor is elected and qualified, or until resignation or removal in accordance with the provisions of the Company by-laws or Nevada corporate law. An Officer is appointed by our Board of Directors and holds office until removed by the Board. The Board of Directors has no nominating, auditing or compensation committees.

SIGNIFICANT EMPLOYEES

We currently have one employee, our executive officer, Aidan Buckley. He devotes 65% to our business and currently is responsible for our general strategy, fund raising and customer relations. Once revenues will support the expense we will hire additional staff.

No officer or director of the Company has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities. No officer or director of the Company has been convicted in any criminal proceeding (excluding traffic violations) nor are they the subject of any currently pending criminal proceeding.

EXECUTIVE BIOGRAPHY

AIDAN BUCKLEY, has been our President, CEO & Director since inception. From 2009 to current he has been employed by Foodequip Technology as Operational Marketing Manager, this is a full-time position (48 hours per week). From 2004-2009 he was employed by Cork Bar and Catering Equipment, Ltd. as Service Manager & Warehouse Manager. From 1997-2004 he was employed by Transistor Devices Europe, Ltd. as Warehouse Supervisor and Customer Service Agent. From 1996-1997 he was employed by Banta Global Turnkey, Ltd. as a Materials Coordinator.

Mr. Buckley's education includes City & Guilds certificates in Data Processing, Computer Methods & Applications and Computer Systems & Services.


Management believes that Mr. Buckley's education in computer applications and systems along with his management and customer service experience makes him well suited for his role with the company.

AUDIT COMMITTEE

We do not currently have an audit committee or a committee performing similar functions. Our Board of Directors as a whole participates in the review of financial statements and disclosure.

CODE OF ETHICS

We have not adopted a code of ethics that applies to our officer, director and employee. When we do adopt a code of ethics, we will disclose it in a Current Report on Form 8-K.

                             EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

Currently our officer and director receives no compensation for his services during the development stage of our business operations. He is reimbursed for any out-of-pocket expenses he may incur on our behalf. In the future once revenue is being generated, we may approve payment of salaries for our officer and director, but currently, no such plans have been approved. If a salary is approved for Mr. Buckley when revenues support the expense it would be $60,000
(US) per year. No officer or director salaries will be paid from the proceeds of this offering. We do not have any employment agreements in place with our officer and director. We also do not currently have any benefits, such as health or life insurance, available to our employee.

                           SUMMARY COMPENSATION TABLE

                                                                                Change in
                                                                                 Pension
                                                                                Value and
                                                                  Non-Equity   Nonqualified
                                                                  Incentive     Deferred       All
 Name and                                                           Plan         Compen-      Other
 Principal                                   Stock      Option     Compen-       sation       Compen-
 Position         Year   Salary     Bonus    Awards     Awards     sation       Earnings      sation     Totals
------------      ----   ------     -----    ------     ------     ------       --------      ------     ------
Aidan Buckley,    2012     0         0         0           0          0            0             0         0
CEO, Director

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

                                     Option Awards                                            Stock Awards
         -----------------------------------------------------------------  ----------------------------------------------
                                                                                                                  Equity
                                                                                                                 Incentive
                                                                                                     Equity        Plan
                                                                                                    Incentive     Awards:
                                                                                                      Plan       Market or
                                                                                                     Awards:      Payout
                                         Equity                                                     Number of    Value of
                                        Incentive                           Number                  Unearned     Unearned
                                       Plan Awards;                           of         Market      Shares,      Shares,
          Number of      Number of      Number of                           Shares      Value of    Units or     Units or
         Securities     Securities     Securities                          or Units    Shares or     Other         Other
         Underlying     Underlying     Underlying                          of Stock     Units of     Rights       Rights
         Unexercised    Unexercised    Unexercised   Option      Option      That      Stock That     That         That
         Options (#)    Options (#)     Unearned     Exercise  Expiration  Have Not     Have Not    Have Not     Have Not
Name     Exercisable   Unexercisable   Options (#)    Price       Date     Vested(#)     Vested      Vested       Vested
----     -----------   -------------   -----------    -----       ----     ---------     ------      ------       ------
Aidan         0              0              0           0           0          0            0           0            0
Buckley

                              DIRECTOR COMPENSATION

                                                                     Change in
                                                                      Pension
                                                                     Value and
                   Fees                            Non-Equity       Nonqualified
                  Earned                            Incentive        Deferred
                 Paid in      Stock     Option        Plan         Compensation     All Other
    Name           Cash      Awards     Awards     Compensation      Earnings      Compensation     Total
    ----           ----      ------     ------     ------------      --------      ------------     -----
Aidan Buckley       0         0           0            0                0               0            0

On October 5, 2012, a total of 5,500,000 shares of common stock were issued to Aidan Buckley in exchange for cash in the amount of $22,000 or $0.004 per share.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of the date of this prospectus by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or
(iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

                                                       Amount and Nature     Percentage
                       Name and Address                  of Beneficial       of Common
Title of Class        of Beneficial Owner                  Ownership          Stock(1)
--------------        -------------------                  ---------          --------
Common Stock      Aidan Buckley, President                 5,500,000            100%
                  2620 Regatta Drive, Suite 102              Direct
                  Las Vegas, NV  8912

Common Stock      Officer and/or director as a Group       5,500,000            100%

Holders of More Than 5% of Our Common Stock

N/A

----------
(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date of this prospectus. As of the date of this prospectus, there were 5,500,000 shares of our common stock issued and outstanding.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 5,500,000 shares have been issued to the existing stockholder, all of which are held by an officer/director and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing six months after their acquisition.

Rule 144(i)(1) states that the Rule 144 safe harbor is not available for the resale of securities "initially issued" by a shell company (other than a business combination related shell company) or an issuer that has "at any time previously" been a shell company (other than a business combination related shell company). Consequently, the Rule 144 safe harbor is not available for the resale of such securities unless and until all of the conditions in Rule 144(i)(2) are satisfied at the time of the proposed sale.

Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance. Our principal shareholder does not have any plans to sell his shares at any time after this offering is complete.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 5, 2012, the Company issued a total of 5,500,000 shares of common stock to Aidan Buckley for cash at $0.004 per share for a total of $22,000.

As of December 31, 2012 there was $1,099 owes to Mr. Buckley. The loan is non-interest bearing, unsecured and due upon demand.

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors. We have not yet formulated a policy for handling conflicts of interest; however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the Company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q and 8-K, proxy statements, under Sec.14 of the Exchange Act, and other information with the Commission. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov

                              FINANCIAL STATEMENTS

The financial statements of Ticket To See for the year ended December 31, 2012 and related notes, included in this prospectus have been audited by Paritz & Company, P.A, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

The financial statements of Ticket To See for the three months ended March 31, 2013 and related notes, included in this prospectus have been reviewed by Paritz & Company, P.A.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants.

Paritz & Company, P.A                                15 Warren Street, Suite 25
                                                    Hackensack, New Jersey 07601
Certified Public Accountants                               (201) 342-7753
                                                         Fax: (201) 342-7598
                                                      E-Mail: PARITZ@paritz.com


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Ticket to See, Inc.

We have audited the accompanying balance sheet of Ticket to See, Inc. as of December 31, 2012 and the related statements of operations, stockholders' equity and cash flows for the period June 6, 2012 (Inception) to December 31, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has not generated any revenues since inception, has losses and an accumulated deficit. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ticket to See, Inc. as of December 31, 2012, and the results of its operations and cash flows for the period June 6, 2012 (Inception) to December 31, 2012 in conformity with accepted accounting principles generally accepted in the United States of America.


                                   /s/ Paritz & Company, P.A.
                                   -----------------------------------------

Hackensack, New Jersey
February 26, 2013

                               TICKET TO SEE INC.
                          (A Development Stage Company)
                                  Balance Sheet

                                                               December 31, 2012
                                                               -----------------
ASSETS

CURRENT ASSETS
  Cash and Cash Equivalents                                         $ 22,052
                                                                    --------

TOTAL CURRENT ASSETS                                                $ 22,052
                                                                    ========

LIABILITIES AND STOCKHOLDERS DEFICIENCY

Current Liabilities
  Note payable - Related party                                      $  1,099
  Accrued liability                                                    4,000
                                                                    --------

Total current liabilities                                              5,099
                                                                    --------
SHAREHOLDERS' EQUITY
  Common Stock - $0.001 par value; 75,000,000 shares authorized;       5,500
   5,500,000 shares issued and outstanding at December 31, 2012
  Additional paid-in-capital                                          16,500
  Deficit accumulated during development stage                        (5,047)
                                                                    --------
TOTAL STOCKHOLDERS' EQUITY                                            16,953
                                                                    --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $ 22,052
                                                                    ========


                 See accompanying notes to financial statements

                               TICKET TO SEE INC.
                          (A Development Stage Company)
                             Statement of Operations
               From Inception (June 6, 2012) to December 31, 2012

                                                               December 31, 2012
                                                               -----------------

REVENUES                                                          $       --

COST OF SALES                                                             --
                                                                  ----------

Gross Margin                                                              --
                                                                  ----------
OPERATING EXPENSES
  General & administrative expenses                                    1,047
  Professional Fees                                                    4,000
                                                                  ----------
TOTAL OPERATING EXPENSES                                               5,047

OTHER INCOME                                                              --

(LOSS) BEFORE INCOME TAX EXPENSE                                      (5,047)
                                                                  ----------

Income tax expense                                                        --
                                                                  ----------

Net (loss)                                                        $   (5,047)
                                                                  ==========

Basic and diluted net loss per share                              $    (0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING               2,300,481


                 See accompanying notes to financial statements

                               TICKET TO SEE INC.
                          (A Development Stage Company)
                       Statements of Stockholder's Equity

                                                                                          Deficit
                                                                                        Accumulated
                                                     Common Stock         Additional      During         Total
                                                  --------------------     Paid-in      Development   Stockholders'
                                                  Shares        Amount     Capital         Stage         Equity
                                                  ------        ------     -------         -----         ------
STOCKHOLDER'S DEFICIENCY BALANCE
 AT JUNE 6, 2012 (INCEPTION)                           --      $    --     $     --      $     --       $     --

Issuance of Common Stock on October 5, 2012     5,500,000        5,500       16,500                       22,000

Net Loss                                                                                   (5,047)        (5,047)
                                               ----------      -------     --------      --------       --------

BALANCE AT DECEMBER 31, 2012                    5,500,000      $ 5,500     $ 16,500      $ (5,047)      $ 16,953
                                               ==========      =======     ========      ========       ========


                 See accompanying notes to financial statements

                               TICKET TO SEE INC.
                          (A Development Stage Company)
                            Statements of Cash Flows
               From Inception (June 6, 2012) to December 31, 2012

                                                                  Year ended
                                                               December 31, 2012
                                                               -----------------
CASH FLOWS FROM OPERATIING ACTIVITIES:
  Net (Loss)                                                       $ (5,047)
  Adjustments to reconcile net loss to net
   cash used in operating activities
  Changes in operating assets and liabilities
    Increase (decrease) in accrued liabilities                        4,000
                                                                   --------
NET CASH USED IN OPERATING ACTIVITIES                                (1,047)
                                                                   --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                                 22,000
  Proceeds of loan from related party                                 1,099
                                                                   --------
NET CASH PROVIDED BY FINANCING ACTIVITIES                            23,099
                                                                   --------

NET INCREASE IN CASH AND CASH EQUIVALENTS                            22,052
                                                                   --------

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                         --
                                                                   --------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                         $ 22,052
                                                                   ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the year for:
  Interest                                                         $     --
                                                                   --------
  Income Taxes                                                     $     --
                                                                   --------


                 See accompanying notes to financial statements

                               TICKET TO SEE INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                                December 31, 2012


NOTE 1.  OVERVIEW AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business

Ticket To See Inc. ("the Company") was incorporated under the laws of the State of Nevada on June 6, 2012. The Company is in the development stage and it intends to be an online ticket broker.

The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception, June 6, 2012 through December 31, 2012 the Company has accumulated losses of $5,047.

Summary of significant accounting policies:

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments

ASC 825, "Disclosures about Fair Value of Financial Instruments", requires disclosure of fair value information about financial instruments. ASC 820, "Fair Value Measurements" defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2012.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accrued liabilities and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

                               TICKET TO SEE INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                                December 31, 2012


NOTE 1. OVERVIEW AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (con't)

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 "Earnings per Share", which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings
(loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Income Taxes

We use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, "Income Taxes." Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity's financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

NOTE 2. CAPITAL STOCK

The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par value of $0.001 per share.

During the period ended December 31, 2012, the Company issued 5,500,000 shares of common stock to the Company's sole director and officer for total cash proceeds of $22,000.

At December 31, 2012, there were no outstanding stock options or warrants.

                               TICKET TO SEE INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                                December 31, 2012


NOTE 3. LOAN PAYABLE - RELATED PARTY

During the period ended December 31, 2012 Mr. Aidan Buckley, our Director and President paid $1,099 in incorporation and start-up costs for the Company which is being carried as a loan payable. The loan is non-interest bearing, unsecured and due upon demand.

NOTE 4. INCOME TAXES

As of December 31, 2012 the Company had net operating loss carry forwards of approximately $5,047 that may be available to reduce future years' taxable income through 2027. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The components of the deferred tax asset, the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

                                                               From June 6, 2012
                                                                (Inception)  to
                                                               December 31, 2012
                                                               -----------------
     Net Operating Loss                                             $ 5,047
     Statutory Tax Rate                                                  34%
     Deferred Tax Asset                                             $ 1,716
     Valuation Allowance                                            $(1,716)
                                                                    -------
     Net Deferred Tax Asset                                         $    --
                                                                    =======


NOTE 5. GOING CONCERN

The Company's financial statements are prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of obligations in the normal course of business. However, the Company has not generated any revenue to date, has losses and an accumulated deficit. The Company does not currently have any revenue generating operations. These conditions raise substantial doubt about the ability of the Company to continue as a going concern.

In view of these matters, continuation as a going concern is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to, meets its financial requirements, raise additional capital, and the success of its future operations. The financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should the Company not continue as a going concern.

Management plans to fund operations of the Company through the proceeds of their recent offering or private placements of restricted securities or the issuance of stock in lieu of cash for payment of services until such a time as profitable operations are achieved. There are no written agreements in place for such funding or issuance of securities and there can be no assurance that such will be available in the future. Management believes that this plan provides an opportunity for the Company to continue as a going concern.

                               TICKET TO SEE INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                                December 31, 2012


NOTE 6. RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. Mr. Aidan Buckley, sole officer and director of the Company, will provide the Company with use of office space and services free of charge. The Company's sole officer and director is involved in other business activities and may in the future, become involved in other business opportunities as they become available.

As of December 31, 2012 there was $1,099 owed to Mr. Buckley. The loan is non-interest bearing, unsecured and due upon demand.

NOTE 7. SUBSEQUENT EVENTS

The Company has evaluated events subsequent to December 31, 2012 to assess the need for potential recognition or disclosure in this report. Such events were evaluated through the date these financial statements were available to be issued. Based upon this evaluation, it was determined that no subsequent events occurred that require recognition or disclosure in the financial statements.

                               TICKET TO SEE INC.
                          (A Development Stage Company)
                                  Balance Sheet
                                   (Unaudited)

                                                                   March 31, 2013        December 31, 2012
                                                                   --------------        -----------------
ASSETS

CURRENT ASSETS
  Cash and Cash Equivalents                                           $ 15,482               $ 22,052
                                                                      --------               --------

TOTAL CURRENT ASSETS                                                  $ 15,482               $ 22,052
                                                                      ========               ========

LIABILITIES AND STOCKHOLDERS DEFICIENCY

Current Liabilities
  Note payable - Related party                                        $  1,099               $  1,099
  Accrued liability                                                      2,244                  4,000
                                                                      --------               --------
Total current liabilities                                                3,343                  5,099
                                                                      --------               --------

SHAREHOLDERS' EQUITY
  Common Stock - $0.001 par value; 75,000,000 shares authorized;         5,500                  5,500
   5,500,000 shares issued and outstanding at March 31, 2013
   and December 31, 2012
  Additional paid-in-capital                                            16,500                 16,500
  Deficit accumulated during development stage                          (9,861)                (5,047)
                                                                      --------               --------
TOTAL STOCKHOLDERS' EQUITY                                              12,139                 16,953
                                                                      --------               --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $ 15,482               $ 22,052
                                                                      ========               ========


                 See accompanying notes to financial statements

                             TICKET TO SEE INC.
                        (A Development Stage Company)
                           Statement of Operations
                                 (Unaudited)

                                                                                 Inception
                                                         3 months ended        (06-Jun-12) to
                                                         March 31, 2013        March 31, 2013
                                                         --------------        --------------
REVENUES                                                  $        --           $        --

COST OF SALES                                                      --                    --
                                                          -----------           -----------

Gross Margin                                                       --                    --
                                                          -----------           -----------
OPERATING EXPENSES
  General & administrative expenses                               538                 1,585
  Professional Fees                                             4,276                 8,276
                                                          -----------           -----------
TOTAL OPERATING EXPENSES                                        4,814                 9,861

(LOSS) BEFORE INCOME TAX EXPENSE                               (4,814)               (9,861)
                                                          -----------           -----------

Income tax expense                                                 --                    --
                                                          -----------           -----------

Net (loss)                                                $    (4,814)          $    (9,861)
                                                          ===========           ===========

Basic and diluted net loss per share                      $     (0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING        5,500,000


                 See accompanying notes to financial statements

                               TICKET TO SEE INC.
                          (A Development Stage Company)
                            Statements of Cash Flows
                                   (Unaudited)

                                                                                 Inception
                                                         3 months ended        (06-Jun-12) to
                                                         March 31, 2013        March 31, 2013
                                                         --------------        --------------
CASH FLOWS FROM OPERATIING ACTIVITIES:
  Net (Loss)                                                $ (4,814)             $ (9,861)
  Adjustments to reconcile net loss to net cash
   used in operating activities
  Changes in operating assets and liabilities
    Increase (decrease) in accrued liabilities                (1,756)                2,244
                                                            --------              --------
NET CASH USED IN OPERATING ACTIVITIES                         (6,570)               (7,617)
                                                            --------              --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                              --                22,000
  Proceeds of loan from related party                             --                 1,099
                                                            --------              --------
NET CASH PROVIDED BY FINANCING ACTIVITIES                         --                23,099
                                                            --------              --------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS          (6,570)               15,482

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD              22,052                    --
                                                            --------              --------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                  $ 15,482              $ 15,482
                                                            ========              ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the year for:
  Interest                                                  $     --              $     --
                                                            --------              --------
  Income Taxes                                              $     --              $     --
                                                            --------              --------


                 See accompanying notes to financial statements

                               TICKET TO SEE INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                                 March 31, 2013


NOTE 1. BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Ticket To See Inc. (the "Company"), have been prepared in accordance with accounting principles generally accepted in the United States of America and Article 10 of Regulation S-X of the Securities and Exchange Commission. Accordingly, they do not contain all information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. These statements should be read in conjunction with the audited financial statements and notes thereto contained in the Company's Registration Statement on Form S-1 filed with SEC. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year or any other period. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for December 31, 2012 as reported in the Registration Statement have been omitted.

NOTE 2. GOING CONCERN

The Company's financial statements are prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of obligations in the normal course of business. However, the Company has not generated any revenue to date, has losses and an accumulated deficit. The Company does not currently have any revenue generating operations. These conditions raise substantial doubt about the ability of the Company to continue as a going concern.

In view of these matters, continuation as a going concern is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to, meets its financial requirements, raise additional capital, and the success of its future operations. The financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should the Company not continue as a going concern.

Management plans to fund operations of the Company through the proceeds of their recent offering or private placements of restricted securities or the issuance of stock in lieu of cash for payment of services until such a time as profitable operations are achieved. There are no written agreements in place for such funding or issuance of securities and there can be no assurance that such will be available in the future. Management believes that this plan provides an opportunity for the Company to continue as a going concern.

                               TICKET TO SEE INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                                 March 31, 2013


NOTE 3. NOTE PAYABLE - RELATED PARTY

Mr. Aidan Buckley, our Director and President, paid $1,099 in incorporation and start-up costs for the Company which is being carried as a loan payable. The loan is non-interest bearing, unsecured and due upon demand.

NOTE 4. SUBSEQUENT EVENTS

The Company has evaluated events subsequent to March 31, 2013 to assess the need for potential recognition or disclosure in this report. Such events were evaluated through the date these financial statements were available to be issued. Based upon this evaluation, it was determined that no subsequent events occurred that require recognition or disclosure in the financial statements.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated costs of this offering are as follows:

           Expenses(1)                              US($)
           -----------                            ---------
     SEC Registration Fee                         $    2.73
     Legal and Professional Fees                  $2,300.00
     Accounting and Auditing                      $4,000.00
     Printing of Prospectus                       $   97.27
                                                  ---------
     Total                                        $6,400.00
                                                  =========

----------
(1) All amounts are estimates, other than the SEC's registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorney's fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     a.   By the stockholders;

     b. By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     c. If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

     d. If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     a. Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     b. Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     c. The Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Ticket To See, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On October 5, 2012, the Company issued a total of 5,500,000 shares of common stock to Aidan Buckley for cash at $0.004 per share for a total of $22,000.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to a promoter of the Company and bear a restrictive legend.

ITEM 16. EXHIBITS.

The following exhibits are included with this registration statement:

     Exhibit
     Number                    Description
     ------                    -----------
       3.1        Articles of Incorporation (previously filed)
       3.2        Bylaws (previously filed)
       5.1        Opinion re: Legality and Consent of Counsel (previously filed)
      23.1        Consent of Independent Auditor
      99.1        Subscription Agreement (previously filed)


ITEM 17. UNDERTAKINGS

(a) The registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (1) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (ss. 230.424 of this chapter);

     (2) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     (3) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     (4) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on July 12, 2013.


                                Ticket To See, Inc., Registrant


                                By: /s/ Aidan Buckley
                                    --------------------------------------------
                                    Aidan Buckley, CEO
                                    Principal Executive Officer, Secretary, CFO,
                                    Treasurer, Principal Financial Officer,
                                    Principal Accounting Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ Aidan Buckley               Principal Executive Officer        July 12, 2013
---------------------------     ----------------------------       ------------
Aidan Buckley                   Title                              Date


/s/ Aidan Buckley               Principal Financial Officer        July 12, 2013
---------------------------     ----------------------------       ------------
Aidan Buckley                   Title                              Date


/s/ Aidan Buckley               Principal Accounting Officer       July 12, 2013
---------------------------     ----------------------------       ------------
Aidan Buckley                   Title                              Date